                                AMENDMENT NUMBER FOUR
                           DATED AS OF SEPTEMBER 29, 1997
                                         TO
            $121,300,000 AMENDED AND RESTATED 1994 MEIP CREDIT AGREEMENT
                             DATED AS OF JUNE 14, 1994
                                        AND
                      AMENDED AND RESTATED AS OF MAY 15, 1996


     THIS AMENDMENT NUMBER FOUR (this "AMENDMENT") is executed as of the 29th day of September, 1997, among LOEWEN MANAGEMENT INVESTMENT CORPORATION ("LMIC"), in its capacity as Agent for LOEWEN GROUP INTERNATIONAL, INC. (the "BORROWER" or "LGII"), THE LOEWEN GROUP INC. ("TLGI"), the BANKS party to the Credit Agreement (collectively, the "BANKS"), and WACHOVIA BANK, N.A., as agent (the "AGENT").

                                W I T N E S S E T H:

     WHEREAS, LMIC, acting in its capacity as agent for the Borrower, TLGI, the Banks and the Agent entered into a $121,300,000 Amended and Restated 1994 MEIP Credit Agreement dated as of June 14, 1994, as amended and restated as of May 15, 1996, as further amended by Amendment Number One dated as of December 2, 1996, as further amended by Amendment Number Two as of April 30, 1997, and as further amended by Amendment Number Three dated as of May 21, 1997 (the "CREDIT AGREEMENT;" terms defined in the Credit Agreement being used herein as therein defined unless otherwise defined herein);

     WHEREAS, TLGI and LGII have each guaranteed the Obligations of the Borrower under the Credit Agreement; and

     WHEREAS, the Borrower, TLGI, LMIC, and LGII (collectively, the "CREDIT PARTIES") have requested that the Banks make an additional amendment to the Credit Agreement, and the Banks have agreed to do so, but only to the extent and subject to the limitations set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS. The Credit Agreement shall be amended as follows:

     (a) The definitions of the terms "APPLICABLE MARTIN", "BANK OF MONTREAL CREDIT AGREEMENT", "FINANCE SUBSIDIARY", "INDEBTEDNESS" and "TERMINATION DATE" contained in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

               "APPLICABLE MARGIN" means a per annum rate determined from time to time by reference to TLGI's senior unsecured and unenhanced

          (except, if applicable, pursuant to the Collateral Trust Agreement) long-term debt rating as specified on SCHEDULE 2 hereto. Any change in the Applicable Margin resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change.

               "BANK OF MONTREAL CREDIT AGREEMENT" means that certain U.S. $1,000,000,000 Amended and Restated Credit Agreement, dated as of September 29, 1997, among LGII, as Borrower, TLGI, as a Guarantor, the Lenders parties thereto, as Lenders, Goldman Sachs Credit Partners, L.P., as Documentation Agent, and Bank of Montreal, as L/C Issuer, Swing Line Lender and Administrative and Syndication Agent, together with all amendments or modifications thereto.

               "FINANCE SUBSIDIARY" means any captive finance Subsidiary of TLGI that engages in no material activity other than (i) buying accounts receivable or other financial assets of any Affiliate of TLGI, (ii) making loans or otherwise extending credit to any such Affiliates, (iii) succeeding to (or having succeeded to) any or all of the business of LFW or Eagle or otherwise engaging in finance activities similar to the finance activities engaged in by LFW or Eagle from time to time, or (iv) making Investments in other Finance Subsidiaries.

               "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
          (c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (but exclusive of notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit), (e) Capitalized Lease Obligations, (f) Synthetic Lease Obligations, (g) Securitization Obligations, (h) Financial Undertakings, (i) Contingent Obligations, and (j) obligations under or in connection with letters of credit; but excluding, in any event, (x) amounts payable by such Person in respect of covenants not to compete, (y) with reference to TLGI, LGII and the other Subsidiaries, all obligations of TLGI, LGII and the other Subsidiaries of the character referred to in this definition to the extent owing to TLGI, LGII or any other Subsidiary and (z) Securitization Obligations of such Person except to the extent of the maximum contractual liability of such Person under the documentation for the related securitization transaction giving rise to such Securitization Obligations for losses or defaults which are attributable to the obligors of the Receivables included in such securitization transaction.

               "TERMINATION DATE" means July 15, 2001.

     (b) The following definitions of the new terms "COLLATERAL RELEASE DATE", "CONSOLIDATED REVENUES", "EXCESS LEVERAGE MARGIN" and "EXCESS LEVERAGE RATIO" are hereby added to and incorporated into Section 1.01 of the Credit Agreement.

               "COLLATERAL RELEASE DATE" has the meaning specified in Section 5.28.

               "CONSOLIDATED REVENUES" for any period shall mean the gross revenues of TLGI and LGII and the other Subsidiaries for such period, determined on a consolidated basis after eliminating revenues attributable to outstanding Minority Interests determined in accordance by GAAP.

               "EXCESS Leverage MARGIN" means a per annum rate determined from time to time by reference to SCHEDULE 2 hereto whenever the Excess Leverage Ratio exceeds 5.00 to 1.00 as determined for the four consecutive fiscal quarter then most recently ended, such Excess Leverage Margin to be applicable with effect from the first day of the fourth fiscal quarter in such four consecutive fiscal quarter period.

               "EXCESS LEVERAGE RATIO" means, for any day, the ratio of Consolidated Indebtedness to Adjusted EBITDA (but calculated without the $35,800,000 adjustment for the fiscal quarter ended September 30, 1997, which is contemplated by the last sentence of
          Section 5.25) determined for the four consecutive fiscal quarter period then most recently ended for which TLGI or LGII has delivered financial statements pursuant to which such ratio can be determined.

          (c) The definition of the term "ADJUSTED EBITDA" is hereby amended by changing all references to the phrase "four quarter period" contained therein to read "four-consecutive fiscal quarter period".

          (d) The definition of the term "CONSOLIDATED NET INCOME" contained in Section 1.01 is hereby amended by adding the following proviso at the end thereof:

               PROVIDED for the purpose of calculating Consolidated Net Income for the fiscal quarter ended September 30, 1997, but only to the extent that Consolidated Net Income is calculated as part of the calculation of EBITDA for such fiscal quarter to determine compliance with SECTIONS 5.03 and 5.25, there shall be included in Consolidated Net Income for such fiscal quarter an aggregate amount not to exceed $26,000,000 representing TLGI's pre-tax gain from the sale of TLGI's Investment in Arbor Funeral Inc.

          (e)  The definition of the term "PERMITTED RECEIVABLES
SECURITIZATION" contained in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to the amount of "$100,000,000" in the last line thereof and to substitute in lieu thereof the amount "$125,000,000".

          (f) The first sentence of Section 2.05(a) of the Credit Agreement is hereby amended to read as follows:

               (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of (i) the Base Rate for such date, plus (ii) the Applicable
          Margin in effect for such day, plus (iii) the Excess Leverage
          Margin in effect for such day (which Excess Leverage Margin will be assessed by the Agent retroactively to such day in accordance with, and with effect from and after the date specified in, the definitions of "Excess Leverage Margin" and "Excess Leverage Ratio").

          (g) The first sentence of Section 2.05(b) of the Credit Agreement is hereby amended to read as follows:

               (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of (i) the applicable Adjusted London Interbank Offered Rate for such Interest Period, plus (ii) the Applicable Margin in effect from time to time during such Interest Period, plus (iii) the Excess Leverage Margin in effect from time to time during such Interest Period (which Excess Leverage Margin will be assessed by the Agent retroactively to such Interest Period in accordance with, and with effect from and after the date specified in, the definitions of "Excess Leverage Margin" and "Excess Leverage Ratio").

          (h) Sections 2.12 and 2.13 of the Credit Agreement are hereby deleted in their entirety.

          (i) Section 5.03 of the Credit Agreement is hereby amended to read as follows:

               SECTION 5.03. INTEREST CHARGES COVERAGE; TREATMENT OF GAIN ON SALE OF ARBOR FUNERAL, INC. TLGI will at all times maintain
          (i) a ratio of EBITDA for the most recently ended period of four consecutive fiscal quarters of TLGI to Consolidated Interest Charges for such period of four consecutive fiscal quarters of not less than 2.75 to 1.00 and (ii) a ratio of EBITDA for the most recently ended fiscal quarter to Consolidated Interest Charges for such fiscal quarter of not less than 1.50 to 1.00. For purposes of the foregoing calculations, $35,800,000 will be added to

          EBITDA for the fiscal quarter ended September 30, 1997 whenever EBITDA for such fiscal quarter is included in such calculations.
          For purposes of this Section 5.03, any costs and expenses incurred by TLGI in contesting the 1995 tender offer for TLGI by Service Corporation International, Inc., which are reflected in the audited financial statements of TLGI as at December 31, 1996 which have been delivered to the Agent and the Lenders, up to an aggregate amount not to exceed $18,678,000 for all such costs and expenses, shall be excluded from the calculation of Consolidated Net Income in determining EBITDA for the respective periods in which such costs were incurred.

          (j) Section 5.08 of the Credit Agreement is hereby amended (i) to delete the reference to the amount "3%" contained in the last line of clause
(o) of such section and to substitute in lieu thereof the amount "5%" and
(ii) by amending the proviso contained at the end of such section to read as follows:

          PROVIDED, HOWEVER, that notwithstanding any provision to the contrary herein, none of TLGI, LGII or any Subsidiary of either shall make any Investment in any Person effectively located outside the United States or Canada if after giving effect to such Investment, the aggregate amount of Investments of TLGI, LGII or any Subsidiary of either in any Persons effectively located outside of the United States or Canada, excluding Investments in Finance Subsidiaries which are Wholly-Owned Subsidiaries, would exceed an amount equal to 25% of Consolidated Revenues for the period of four consecutive fiscal quarters ended immediately prior to the date of such Investment; PROVIDED FURTHER, HOWEVER, that the immediately preceding proviso shall not apply from and after the Collateral Release Date. For the purpose of any computation required to be made pursuant to this Agreement, Investments shall be valued at lower of the cost or Fair Value thereof as of the date of computation.

          (k) Section 5.09 of the Credit Agreement is hereby amended to delete the reference to the amount "7.5%" contained in the next to last line of clause (g) of such section and to substitute in lieu thereof the amount "10%".

          (l) Section 5.25 of the Credit Agreement is hereby amended to read as follows:

               SECTION 5.25. MAXIMUM CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. TLGI will not permit, at any time, (x) the ratio of Consolidated Indebtedness determined at such time to Adjusted
          EBITDA determined for the period of four consecutive fiscal quarters then most recently ended to be greater than 5.50 to 1.00 or (y) the ratio of Consolidated Indebtedness (determined as of the last day of the then most recently ended fiscal quarter) to Adjusted EBITDA (determined for the period of four consecutive fiscal quarters then most recently ended) to be greater than 5.00 to 1.00 if the ratios of Consolidated Indebtedness (determined as of the last day of each of the two fiscal quarters immediately preceding such most recently ended fiscal quarter) to Adjusted EBITDA (determined for each of the two preceding periods of four consecutive fiscal quarters ending on such days, respectively) are each greater than 5.00 to 1.00. For purposes of the foregoing calculations, $35,800,000 will be added to the EBITDA for the fiscal quarter ended September 30, 1997 whenever the EBITDA for such fiscal quarter is included in such calculations.

          (m) Section 5.27 of the Credit Agreement is hereby deleted in its entirety.

          (n) Section 5.28 of the Credit Agreement is hereby amended to read as follows:

               SECTION 5.28 PLEDGE OF STOCK AND GRANT OF SECURITY INTEREST IN CERTAIN ASSETS. TLGI and LGII will, and will cause each respective Pledgor Subsidiary of it to, pledge (or, for any shares or other equity interests pledged prior to the date hereof pursuant to the terms of the Collateral Trust Agreement, TLGI and LGII will, and will cause each respective Pledgor Subsidiary of it to, maintain such pledge in) all outstanding shares of capital stock and other equity interests of any Subsidiary of TLGI or LGII (other than any SPV which engages in a Permitted Receivables Securitization but including, without limitation, those Subsidiaries which are designated on SCHEDULE 1 with an asterisk) held by it or held by any Subsidiary (other than any SPV which engages in a Permitted Receivables Securitization but including, without limitation, those Subsidiaries which are designated on
          SCHEDULE 1 with an asterisk) of it from time to time (including, in the case of TLGI, LGII), and LGII shall grant a security interest (or, for any security interests granted prior to the date hereof pursuant to the Collateral Trust Agreement, the Borrower shall maintain such security interest) in all of its financial assets (including, without limitation, accounts receivable and bank accounts), in each case pursuant to the terms of the Collateral Trust Agreement. All such shares of capital stock and other equity interests shall be pledged, and all such security interests shall be granted, solely to secure the Obligations and any other Senior Obligations outstanding from time to time; PROVIDED, HOWEVER, that such pledges of capital stock and other equity interests, and such grants of security interests, shall secure the Senior Obligations (other than the Obligations and the other Senior Obligations identified on
          SCHEDULE 3 hereto) only to the extent that LGII shall have so elected and given notice thereof to the Collateral Agent and the Agent. Within 60 days of the date of closing for each Major Acquisition of a Person, TLGI and LGII shall deliver to the Agent an opinion of counsel addressed to the

          Agent and the Banks to the effect that all ownership interests in such Person acquired in such Major Acquisition have been duly and validly subjected to the lien granted to the Collateral Agent under the terms of the Collateral Trust Agreement and that all actions to perfect such lien have been duly and validly taken, such opinions to be satisfactory to the Agent in form and substance.

               TLGI and LGII shall, and shall cause their respective Subsidiary Pledgors to, complete all actions necessary to comply with the requirements of the first paragraph of this Section 5.28 and the Collateral Trust Agreement with respect to pledges of shares of capital stock and other equity interests of their Subsidiaries (including without limitation delivery of the applicable shares and other instruments to the Collateral Agent) no later than the dates set forth below:

               (i) With respect to the shares of capital stock and other equity interests of those Subsidiaries which are designated on
          SCHEDULE 1 with an asterisk (other than Loewen Group Acquisition Corporation and shares of capital stock and other equity interests owned by Loewen Group Acquisition Corporation) December 31, 1997;

               (ii) With respect to the shares of capital stock and other equity interests of Loewen Group Acquisition Corporation (if then in existence) or of Subsidiaries at any time owned by Loewen Group Acquisition Corporation, January 15, 1998; and

               (iii) With respect to any shares of capital stock or other equity interests of any other Subsidiaries, whether now owned or hereafter acquired, within ninety days from the date of acquisition thereof by TLGI, LGII or any of their respective Subsidiaries.

               Notwithstanding the foregoing terms of this Section 5.28, on such first date (the "COLLATERAL RELEASE DATE") on which (a) the Borrower shall have provided written evidence to the Agent that
          (x) the rating assigned to the senior unsecured and unenhanced long-term Indebtedness of TLGI by Standard Poor's is BBB- (or higher) and such rating assigned by Moody's is Baa3 (or higher),
          (y) all other Indebtedness secured pursuant to the Collateral
          Trust Agreement has ceased (or on the Collateral Release Date will cease) to be secured pursuant to the Collateral Trust Agreement, and (z) after giving effect to this paragraph, the Obligations will be senior to, or pari passu with, all other Indebtedness which was secured pursuant to the Collateral Trust Agreement immediately prior to the Collateral Release Date, (b) no Default or Event of Default shall exist and be continuing, and
          (c) the Agent shall have provided written notice to each of the Banks that the conditions set forth in the foregoing clauses (a) and (b) have been satisfied, then (i) the pledge and security interest described in this Section 5.28 and granted pursuant to the Collateral Trust Agreement will automatically terminate, and TLGI, LGII and the Pledgor Subsidiaries shall have no further obligations in respect of such pledge and security interest, and (ii) the Pledgor Subsidiary Guaranty of each Pledgor Subsidiary will automatically terminate and the Pledgor Subsidiaries shall have no further obligations in respect of such Pledgor Subsidiary Guaranties, in each case without any further action or requirement. In connection with the foregoing, the Agent agrees to take, and to cause the Collateral Agent to take, in each case at the Borrower's expense, all such actions as may be reasonably requested by the Borrower to give effect to this paragraph.

          (o) Section 5.31 of the Credit Agreement is hereby amended to read as follows:

               SECTION 5.31 PREPAYMENTS. TLGI and LGII will not, nor will either permit any Subsidiary of it to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of TLGI or LGII or any such Subsidiary, other than (a) Indebtedness arising hereunder or under other credit facilities or Permitted Receivables Securitizations of a revolving nature, (b) Indebtedness between or among TLGI, LGII or any Subsidiary, (c) Indebtedness arising under the Bank of Montreal Credit Agreement (but only to the extent prepayments or redemptions thereof are made in accordance with requirements of the Bank of Montreal Credit Agreement which are contained in the Bank of Montreal Credit Agreement as in effect on the date hereof),
          (d) Indebtedness which ranks PARI PASSU with the Obligations, and
          (e) other Indebtedness so long as such Indebtedness either (i)(A) was incurred in connection with an Acquisition and (B) is prepaid within 180 days of the closing of such Acquisition or (ii)(A) is prepaid in full and (B) does not exceed $10,000,000 (such limitation to apply to each individual prepayment pursuant to this clause (ii) and not in the aggregate).

          (p) Section 6.01(r) of the Credit Agreement is hereby amended by adding the words "[E]xcept as contemplated by the last paragraph of Section 5.28," at the beginning thereof.

          (q) The Credit Agreement is further amended by deleting the disclosure schedule for Section 4.08 contained in SCHEDULE 1 presently attached thereto and substituting in lieu thereof the disclosure schedule attached hereto as SCHEDULE 1.

          (r) The Credit Agreement is further amended by deleting SCHEDULE 2 and SCHEDULE 2A presently attached thereto and substituting in lieu thereof the SCHEDULE 2 attached hereto.

          (s)  The Credit Agreement is further amended by deleting from
Section 1 of SCHEDULE 4 attached thereto the reference to "Acadian Life Insurance Company".

          SECTION 2. REAFFIRMATION OF GUARANTIES. The Credit Parties (a) consent to the terms and provisions of this Amendment provided for herein,
(b) reaffirm their obligations under their respective Guaranties, and (c) confirm that their respective Guaranties remain in full force and effect with respect to the Credit Agreement notwithstanding the waiver and amendment provided for herein.

          SECTION 3. EFFECTIVENESS. This Amendment shall become effective only after the Agent shall have received one or more counterparts of this Amendment, in form and substance satisfactory to the Agent and its counsel, duly executed by the Credit Parties, the Agent and the Required Banks, together with the following additional items:

               (i) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of each of TLGI, LGII and the Borrower of its board of director's resolutions authorizing the execution and performance of this Amendment;

               (ii) supplementary incumbency certificates, if applicable executed by the Secretary of Assistant Secretary or other appropriate officer or director of each of TLGI, LGII and the Borrower, which shall identify by name and title and bear the signature of any officer of TLGI, LGII or the Borrower who was not shown on the incumbency certificates which were delivered in connection with the closing of the Credit Agreement and who executes this Amendment, upon which certificate the Agent and the Lenders shall be entitled to rely until informed by any change in writing by TLGI, LGII or the Borrower, as applicable;

               (iii) receipt by the Agent for the account of each Bank executing and delivering (including by facsimile) this Amendment to the Agent prior to 5:00 p.m. New York City time on September 25, 1997 or such later date as the Agent and the Borrower shall agree, of an amount equal to such Bank's Commitment, multiplied by 0.045% (a flat percentage, not a percentage per annum); and

               (iv) receipt by the Agent of all such other fees and expenses as are payable to the Agent in connection with this Amendment.

          SECTION 4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each of the Credit Parties hereby represents and warrants that as of the date of its execution of this Amendment and the date of its effectiveness, in each case after giving effect to the waiver and amendment provided for herein:

          (a) There exists no Default or Event of Default under the Credit Agreement;

          (b) The representations and warranties contained in Article IV of the Credit Agreement are true and correct as of such dates; except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (c) No default, unmatured default or similar events exists under any agreement, instrument or other document evidencing or related to Indebtedness of any Credit Party or any Subsidiary thereof.

          SECTION 5. EFFECT. Except as otherwise expressly provided herein, the Credit Agreement is and shall continue in full force and effect and is hereby ratified and confirmed.

          SECTION 6. GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF GEORGIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          SECTION 7. SEVERABILITY. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provisions unenforceable in any other jurisdiction.

          SECTION 8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                              LOEWEN MANAGEMENT INVESTMENT CORPORATION, IN ITS CAPACITY AS AGENT FOR LOEWEN GROUP INTERNATIONAL, INC., AS BORROWER


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________



                              LOEWEN GROUP INTERNATIONAL, INC., AS GUARANTOR


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________



                              THE LOEWEN GROUP


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________

                              WACHOVIA BANK, N.A.
                              INDIVIDUALLY AND AS AGENT


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________



                              ROYAL BANK OF CANADA


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________



                              BANK OF MONTREAL


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________



                              STAR BANK, N.A.


                              By:______________________________________________
                              Print Name:______________________________________
                              Title:___________________________________________

                                                                     SCHEDULE 2

                                 APPLICABLE MARGINS

---------------------------------------------------------------------------------------------------------------------------
                                       LEVEL 1           LEVEL II          LEVEL      LEVEL IV       LEVEL V      LEVEL VI
                                                                            III
---------------------------------------------------------------------------------------------------------------------------
Credit Quality of TLG's            A-/A3 of Higher       BBB+/Baa1       BBB/Baa2     BBB+/Baa3      BB+/Ba1     BB/Ba2 or
long-term senior unsecured                                                                                         lower
and unenhanced debt as rated
by Standard & Poor's and
Moody's, respectively(1)
---------------------------------------------------------------------------------------------------------------------------
LIBOR Margin                      25.0 basis points       28.0 bps       32.0 bps      45.0 bps      62.5 bps     100.0 bps
                                       ("bps")
---------------------------------------------------------------------------------------------------------------------------
Base Range Margin                        0                    0             0             0              0         12.5 bps
---------------------------------------------------------------------------------------------------------------------------
Excess Leverage Margin(2)                0                    0          12.5 bps      20.0 bps       25.0 bps     25.0 bps
---------------------------------------------------------------------------------------------------------------------------


-----------------------------
(1)References to TLGI's long-term senior unsecured and unenhanced debt shall mean such long-term senior debt of TLGI which is unsecured and unenhanced other than, if applicable, pursuant to the Collateral Trust Agreement. For purposes of the pricing grids above, an implied senior unsecured and unenhanced debt rating is equivalent to a long-term senior unsecured and unenhanced debt rating. If TLGI is split-rated, then pricing will be determined by reference to the lower of the two ratings. If only one rating is available, then pricing will be determined by that rating. If TLGI has no long-term senior unsecured and unenhanced debt rating or implied senior unsecured and unenhanced debt rating from Standard & Poor's or Moody's, it shall be deemed to be in the lowest rating category described on the pricing grids (Level VI).

(2)Excess Leverage Margin will be applicable if the Excess Leverage Ratio exceeds 5.00 to 1.00 at the end of the full fiscal quarter immediately preceding the date of determination, with effect from the first day of such fiscal quarter.